Exhibit 99.1

ARIZONA LAND INCOME CORPORATION

2999 N. 44th Street, Suite 100

Phoenix, Arizona 85018

(602) 952-6800

Contact:	Thomas R. Hislop (602) 952-6800
Deanna Barela (602) 952-6800

For Immediate Release

ARIZONA LAND INCOME CORPORATION

RESTATES ITS 2004 ANNUAL INCOME

Phoenix, Ariz. (August 15, 2005) (AZL: AMEX) - Arizona Land Income Corporation, an independent real estate investment trust (REIT), today announced a restatement of its 2004 annual income to reclassify the results of the sale of its last major real asset in May 2004. The Company had used the full accrual method in reporting this transaction, and has now revised its financial statements to use the installment sale convention.

As a result of this restatement, the Company has now reported a “gain on sale of properties” in 2004 of $1,081,262 rather than $4,648,963 previously reported. The effect of this restatement is to reduce the year ended 2004 net income from $5,505,990 to $1,938,289, which reduces 2004 net income per share from $2.97 to $1.05. The Company has also deferred the balance of $3,567,701 of the gain on real estate sale by recording it as a contra balance against the mortgage note receivable. The deferred gain which will be recognized as income as payments are received in subsequent years.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements contained in this release except for historical information are forward-looking statements that are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Specifically, there can be no assurance that the Company will complete a strategic transaction on favorable terms or at all. Important factors that may cause a difference between projected and actual results for the Company are discussed in the Company’s filings from time to time with the U.S. Securities and Exchange Commission, including but not limited to the Company’s annual reports on Form 10-KSB, subsequent quarterly filings on Form 10-QSB and current reports on Form 8-K. The Company disclaims any obligation to revise or update any forward-looking statements that may be made from time to time by it or on its behalf.